THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY
720 EAST WISCONSIN AVENUE, MILWAUKEE, WI 53202

LIFE APPLICATION
(Page 1 of 7)

INDIVIDUAL LIFE INSURANCE APPLICATION

☐ Companion Policy

Has an application or informal inquiry ever been made to Northwestern Mutual for annuity, life, long-term care or disability insurance on the life of the Insured?............ ☐ Yes ☐ No If "Yes," the last policy number related to that application or inquiry is: ____________

1. INSURED

A. LEGAL NAME FIRST	M.I.	LAST *(Include maiden name in parentheses.)*	LINEAGE *(e.g., Sr., Jr.)*	☐ Male ☐ Female
B. BIRTHDATE *(MM/DD/YYYY)*	**C.** STATE OF BIRTH *(or Foreign Country)*		**D.** TAXPAYER ID NUMBER	
E. ADDRESS OF PRIMARY RESIDENCE	CITY		STATE	ZIP CODE
F. PHONE NUMBER: ☐ Home ☐ Business Mobile? ☐ Yes ☐ No	**G.** E-MAIL ADDRESS			

2. APPLICANT

Select ONLY ONE: ☐ Insured at Insured's Address **OR** ☐ Other *(Complete A-J)*

A. LEGAL NAME FIRST	M.I.	LAST	LINEAGE *(e.g., Sr., Jr.)*	☐ Male ☐ Female
OR BUSINESS NAME/TRUST NAME				
B. TYPE OF BUSINESS/TRUST ☐ Corporation (If Bank FDIC # __________) ☐ Partnership ☐ Revocable or ☐ Irrevocable Trust Type of Trust: ☐ Personal ☐ Business ☐ Other Type of Business __________				
C. TRUST DATE *(MM/DD/YYYY) (If applicable)*	**D.** NAME OF TRUSTEE(S) *(If applicable)*			
E. RELATIONSHIP TO INSURED	**F.** BIRTHDATE *(MM/DD/YYYY) (If applicable)*		**G.** TAXPAYER ID NUMBER	
H. MAILING ADDRESS ☐ Insured's Address	CITY		STATE	ZIP CODE
I. PHONE NUMBER: ☐ Home ☐ Business Mobile? ☐ Yes ☐ No	**J.** E-MAIL ADDRESS			

3. OWNER - Note: A minor Owner cannot exercise policy rights until reaching legal age. Complete Personal **or** Business/Trust Information.

Select ONLY ONE: ☐ Insured *(Complete E)* ☐ Applicant *(Complete E)* ☐ Other *(Complete Personal **or** Business/Trust)* **OR**
☐ See attached Owner form/letter

PERSONAL

A. LEGAL NAME FIRST	M.I.	LAST	LINEAGE *(e.g., Sr., Jr.)*	☐ Male ☐ Female
B. RELATIONSHIP TO INSURED	**C.** BIRTHDATE *(MM/DD/YYYY)*		**D.** TAXPAYER ID NUMBER	
E. MAILING ADDRESS ☐ Insured's Address ☐ Applicant's Address **OR**	CITY		STATE	ZIP CODE
F. PHONE NUMBER: ☐ Home ☐ Business Mobile? ☐ Yes ☐ No	**G.** E-MAIL ADDRESS			

BUSINESS/TRUST

H. BUSINESS NAME/TRUST NAME				
I. TYPE OF BUSINESS/TRUST ☐ Corporation (If Bank FDIC # __________) ☐ Partnership ☐ Revocable or ☐ Irrevocable Trust Type of Trust: ☐ Personal ☐ Business ☐ Other Type of Business __________				
J. TAXPAYER ID NUMBER	**K.** TRUST DATE *(MM/DD/YYYY) (If applicable)*		**L.** NAME OF TRUSTEE(S) *(If applicable)*	
M. MAILING ADDRESS	CITY		STATE	ZIP CODE
N. PHONE NUMBER: ☐ Home ☐ Business Mobile? ☐ Yes ☐ No	**O.** E-MAIL ADDRESS			

ICC17 90-1 LI (0119)

WISCONSIN
NAICREPL
90-0001-71 (0719) eF
NB-600-1

LIFE APPLICATION
(Page 2 of 7)

4. SUCCESSOR OWNER - Complete this section when the Owner named above is an individual who is not the Insured. If a Successor Owner is not named in the designated section below, the Successor Owner will be the Insured. Note: A minor Owner cannot exercise policy rights until reaching legal age.

A. ☐ If the Owner dies before the Insured, the Successor Owner will be *(NAME)* ______________________________, *(RELATIONSHIP TO INSURED)* ______________________. If both the Owner and Successor Owner die before the Insured, the Insured will become the Owner.

B. ☐ The Insured will become the Owner upon attaining the age of ________ years. If the Owner dies before the Insured attains such age the Successor Owner will be *(NAME)* ______________________, *(RELATIONSHIP TO INSURED)* ______________________. Upon the Insured attaining such age or, if both the Owner and Successor Owner die before the Insured, the Insured will become the Owner.

5. PREMIUM PAYER

Select ONLY ONE: ☐ Insured *(Complete F)* ☐ Applicant *(Complete F)* ☐ Owner *(Complete F)* **OR** ☐ Other *(Complete A-H)*

A. LEGAL NAME FIRST	M.I.	LAST	LINEAGE *(e.g., Sr., Jr.)*	☐ Male ☐ Female
OR BUSINESS NAME				

B. TYPE OF BUSINESS
☐ Corporation (If Bank FDIC # __________) ☐ Partnership ☐ Other type of Business ______________________

C. RELATIONSHIP TO INSURED	**D.** BIRTHDATE *(MM/DD/YYYY) (If applicable)*	**E.** TAXPAYER ID NUMBER

F. MAILING ADDRESS ☐ Insured's ☐ Applicant's ☐ Owner's **OR**	CITY	STATE	ZIP CODE

G. PHONE NUMBER: ☐ Home ☐ Business Mobile? ☐ Yes ☐ No	**H.** E-MAIL ADDRESS

6. PREMIUM

☐ Prepaid: Premium Payment - Initial Premium Paid: $ ______________________ **OR** ☐ Non Prepaid

7. CONDITIONAL LIFE INSURANCE AGREEMENT

Has the premium for the policy(ies) applied for been given to the agent in exchange for the Conditional Life Insurance Agreement?............ ☐ Yes ☐ No

Note: A Conditional Life Insurance Agreement should not be provided when the Applicant is only exercising an Additional Purchase Benefit with no underwritten increase.

8. POLICY INFORMATION - Submit one Application Supplement for each policy applied for.

A. Number of ***Application Supplements*** being submitted: ______________

B. One option below **must** be selected: *(Not applicable for Universal Life or Term insurance.)*
☐ Do not activate the Automatic Premium Loan provision *(Policy will default to Extended Term insurance.)*
☐ Activate the Automatic Premium Loan provision

Note: Submit a complete NAIC Basic Illustration (all pages, signed and dated) OR, if no illustration conforming to the policy applied for was shown to the Applicant, check the Illustration Certification box (page 7). *(Not applicable for Variable Life.)*

ICC17 90-1 LI (0119)
eF
NB-600-2

LIFE APPLICATION
(Page 3 of 7)

9. BENEFICIARY

TRUST AS BENEFICIARY: If a trustee is named as a beneficiary and no qualified trustee makes claim to the proceeds, or to the present value of any unpaid payments under an income plan, within one year after payment becomes due to the trustee, or if satisfactory evidence is furnished to the Company within that year showing that no trustee can qualify to receive payment, payment will be as provided in the contract as though the trustee had not been named. The Company will be fully discharged of liability for any action taken by the trustee and for all amounts paid to, or at the direction of, the trustee and will have no obligation as to the use of the amounts. In all dealings with the trustee the Company will be fully protected against the claims of every other person. The Company will not be charged with notice of a change of trustee unless written evidence of the change is received at the Home Office.

REQUEST TO PREPARE A SUPPLEMENT TO THE APPLICATION

☐ **TRUST FOR MINOR BENEFICIARY(IES)** - Check this box if the Owner wishes to establish a trust for any minor beneficiaries named in Section **A** and/or **B** below. This selection requires the completion of form 90-1197-01. The Trust for Minor Beneficiary(ies) creates a legally valid trust in which one or more trustees are appointed by the Owner to act on behalf of the minor(s). The appointed trustee(s) must also sign the form in order to create a valid trust. The specific terms of the trust are found on the designation form 90-1197-01.

☐ **SEE ATTACHED BENEFICIARY FORM/LETTER** *(To be used when none of the choices below are suitable for the intended designation.)*

A. DIRECT BENEFICIARY(IES)

Check this box ☐ if the **Direct Beneficiary should be the same as the Owner OR** complete Personal or Business/Trust information below.

PERSONAL

NAME FIRST	M.I.	LAST	LINEAGE *(e.g., Sr., Jr.)*	☐ Male ☐ Female
RELATIONSHIP TO INSURED	BIRTHDATE *(MM/DD/YYYY)*	TAXPAYER ID NUMBER		
ADDRESS or ☐ SAME ADDRESS AS INSURED	CITY	STATE	ZIP CODE	
PHONE NUMBER: ☐ Home ☐ Business Mobile? ☐ Yes ☐ No	E-MAIL ADDRESS			
NAME FIRST	M.I.	LAST	LINEAGE *(e.g., Sr., Jr.)*	☐ Male ☐ Female
RELATIONSHIP TO INSURED	BIRTHDATE *(MM/DD/YYYY)*	TAXPAYER ID NUMBER		
ADDRESS or ☐ SAME ADDRESS AS INSURED	CITY	STATE	ZIP CODE	
PHONE NUMBER: ☐ Home ☐ Business Mobile? ☐ Yes ☐ No	E-MAIL ADDRESS			

Check box to include all children of the Insured as direct beneficiaries without naming them or to add to the direct beneficiaries named above.
☐ And all *(other)* children of the Insured. *(The word "children" includes 'any and all biological or legally adopted children'.)*

BUSINESS/TRUST

BUSINESS NAME	TYPE OF BUSINESS ☐ Corporation ☐ Partnership ☐ Other ______

OR

TRUST NAME	TYPE OF TRUST ☐ Revocable ☐ Irrevocable
TRUSTEE NAME(S)	DATE OF TRUST *(MM/DD/YYYY)*

AND

TAXPAYER ID NUMBER	PHONE NUMBER: ☐ Home ☐ Business Mobile? ☐ Yes ☐ No	E-MAIL ADDRESS		
ADDRESS		CITY	STATE	ZIP CODE

(Beneficiary Section continued on next page)

ICC17 90-1 LI (0119)
eF
NB-600-3

LIFE APPLICATION
(Page 4 of 7)

B. CONTINGENT BENEFICIARY(IES)

NAME FIRST	M.I.	LAST	LINEAGE (e.g., Sr., Jr.)	☐ Male ☐ Female
RELATIONSHIP TO INSURED	BIRTHDATE (MM/DD/YYYY)	TAXPAYER ID NUMBER		
ADDRESS or ☐ SAME ADDRESS AS INSURED	CITY	STATE	ZIP CODE	
PHONE NUMBER: ☐ Home ☐ Business Mobile? ☐ Yes ☐ No	E-MAIL ADDRESS			

NAME FIRST	M.I.	LAST	LINEAGE (e.g., Sr., Jr.)	☐ Male ☐ Female
RELATIONSHIP TO INSURED	BIRTHDATE (MM/DD/YYYY)	TAXPAYER ID NUMBER		
ADDRESS or ☐ SAME ADDRESS AS INSURED	CITY	STATE	ZIP CODE	
PHONE NUMBER: ☐ Home ☐ Business Mobile? ☐ Yes ☐ No	E-MAIL ADDRESS			

OR

TRUST NAME		TYPE OF TRUST ☐ Revocable ☐ Irrevocable	
TRUSTEE NAME(S)		DATE OF TRUST (MM/DD/YYYY)	
TAXPAYER ID NUMBER	PHONE NUMBER: ☐ Home ☐ Business Mobile? ☐ Yes ☐ No	E-MAIL ADDRESS	
ADDRESS or ☐ SAME ADDRESS AS INSURED	CITY	STATE	ZIP CODE

Check box 1 to include all children of the Insured as contingent beneficiaries without naming them or to add to the contingent beneficiaries named above.

☐ 1. And all *(other)* children of the Insured. *(The word "children" includes 'any and all biological or legally adopted children'.)*

Check box 2 to include all of the brothers and sisters without naming them or to add to the contingent beneficiaries named above.

☐ 2. And all *(other)* brothers and sisters of the Insured born of the marriage of or legally adopted by ____________ and ____________ before the Insured's death.

10. ADDITIONAL PURCHASE BENEFIT (APB)–Complete this section if exercising an APB option. Note: Tobacco Questionnaire may be required.

A. List the policy number(s) and amount(s) for each option being exercised.

Policy 1: ____________ ☐ Regular $ ____________ ☐ Advanced $ ____________

Policy 2: ____________ ☐ Regular $ ____________ ☐ Advanced $ ____________

B. If Advanced Purchase, the event is: ☐ Marriage ☐ Birth of Child **OR** ☐ Adoption of Child

Date of marriage, birth or final decree of adoption: ____________ *(MM/DD/YYYY)*

C. Is the amount applied for more than the additional purchase benefit available? .... ☐ Yes ☐ No

If "Yes," what is the excess amount to be underwritten $ ____________

D. APB OPTION WITH UNDERWRITTEN INCREASE IN AMOUNT – If the increase cannot be issued in the same underwriting classifications as the original policy and the increased amount meets policy minimums, should two policies be issued with one policy exercising the APB option and a separate policy in the underwriting classification for which the Insured qualifies? If "No," the policy will be issued for the amount of the Additional Purchase Benefit option only........ ☐ Yes ☐ No

11. REQUESTED POLICY DATE – If more than one Application Supplement accompanies this application, all policies associated with this application will have the same policy date.

Select ONE dating option:

Prepaid / Nonprepaid

☐ Specified future date ____________ (Short term premiums apply for prepaid applications.)

☐ Date to Save Age (Premiums due and any other applicable charges are based on policy date.)

☐ Backdate to ____________ (Premiums due and any other applicable charges are based on policy date.)

If no option is selected, no special dating will be applied.

ICC17 90-1 LI (0119)
eF
NB-600-4

LIFE APPLICATION
(Page 5 of 7)

12. INSURANCE HISTORY

A. Has the Insured ever had life, disability, health, or long-term care insurance declined, rated, modified, issued with an exclusion rider, cancelled, rescinded, or not renewed? If "Yes," explain in Remarks ☐ Yes ☐ No

B. Does the Insured have any existing or pending life insurance (including group coverage) with companies **other than** Northwestern Mutual? If "Yes," complete the table below ☐ Yes ☐ No

INSURANCE COMPANY (EXCLUDING NORTHWESTERN MUTUAL)	AMOUNT OF INSURANCE	PENDING (P) OR IN FORCE (I)	PERSONAL (P), BUSINESS (B) OR TRUST (T) COVERAGE
	$		
	$		
	$		
	$		

REMARKS:

13. REPLACEMENT

A. Does the Applicant own any existing life insurance or annuity products with Northwestern Mutual or any other company? ☐ Yes ☐ No

B. As a result of this purchase will the values or benefits of any other life insurance policy or annuity contract owned by the Applicant, on any life, be affected in any way? ☐ Yes ☐ No

C. Will this insurance:

1. Replace Northwestern Mutual insurance or annuity? ☐ Yes ☐ No

2. Replace insurance or annuity of other companies? ☐ Yes ☐ No

3. Result in a 1035 exchange? ☐ Yes ☐ No

For NAIC Replacement states: If Question A is answered "Yes," complete and sign the Important Notice and leave a copy with the Applicant. If one or both of the questions on the *Important Notice* or question **B** above is answered "Yes," this constitutes a replacement and the agent must submit the *Important Notice* to the Home Office and provide copies of all required sales materials to both the Applicant and the Home Office.

For NON-NAIC Replacement states: If Question B is answered "Yes," submit state required replacement disclosure forms signed and dated by the Applicant; and sales materials *(if required)* to both the Applicant and the Home Office.

14. INSURED HISTORY INFORMATION

A. What is your marital status? ☐ Single, Widowed or Divorced ☐ Married

B. Are you a U.S. citizen or do you have a permanent resident visa (i.e., green card)? If "No," complete 1, 2 & 3 ☐ Yes ☐ No

1. What is your country of citizenship? ____________

2. What type of visa do you have (B-1, H-1B, J-1, etc.)? ____________ Visa Number ____________

3. How long have you resided in the U.S.? ____________

C. Have you traveled outside the U.S. during the past 12 months, or do you have plans to leave the U.S. for travel or residence in the next 2 years? If "Yes," provide details below ☐ Yes ☐ No

CITY AND COUNTRY	DATE OF TRAVEL/RESIDENCE	DURATION OF TRAVEL/RESIDENCE	PURPOSE OF TRIP

QUESTIONS D THROUGH M ARE NOT REQUIRED IF THE INSURED IS UNDER AGE 16.

D. What is your occupation? ____________

E. 1. Who is your employer? ____________ **2.** How long with this employer? ____________

F. 1. What is your annual earned income as most recently reported to the IRS?

Salary (or IRS Schedule C net profit or loss, if a sole proprietor) $ ____________ Bonus $ ____________

Other $ ____________ Explain: ____________

2. What is your net worth, if it is >$1,000,000? $ ____________

Financial Supplement forms, Business Life Insurance ICC17 90-8C (0119) and Personal Life Insurance ICC17 90-8D (0119) may be required based on age and amount requirements.

(Insured History Information continued on next page)

ICC17 90-1 LI (0119)

eF
NB-600-5

LIFE APPLICATION (Page 6 of 7) G. In the past 5 years, have you filed bankruptcy? If “Yes,” provide details below Yes No TYPE OF BANKRUPTCY (CHAPTER) DATE FILED DATE DISCHARGED H. Are you a member of, or have you entered into a written agreement to become a member of any branch of the Armed Forces or reserve military unit? If “Yes,” complete Military Supplement, ICC17 90-5 (0119) Yes No I. Other than as a passenger on a regularly scheduled commercial flight, have you flown within the past 2 years or do you have plans to fly in the next 2 years? If “Yes,” complete Aviation Supplement, ICC17 90-5 (0119) Yes No J. In the past 2 years, have you participated in or do you have plans to participate in the next 2 years in any of the following: motor sports or racing (automobile, motorcycle, boat, go-cart, snowmobile); scuba diving; aeronautics (skydiving, hang gliding, paragliding); bungee or BASE jumping; mountain, rock, or ice climbing; rodeos; boxing, wrestling, or mixed martial arts? If “Yes,” complete Avocation Supplement, ICC17 90-6 (0119) Yes No K. What is your driver’s license number and state issued? Driver’s License Number: State Issued: L. In the past 5 years, have you: 1. Been involved in an accident in which you are found to be at fault? AND/OR 2. Pled guilty, pled no contest, or been convicted of: Yes No Driving while impaired or intoxicated Reckless driving Driving with a suspended or revoked license Speeding Careless, negligent, inattentive or distracted driving Other driving violations No driving violations Provide details for each driving violation: DATE TYPE OF VIOLATION AND/OR DETAILS OF ACCIDENT (SPEEDING, RECKLESS DRIVING, DRIVING WHILE INTOXICATED, ETC.) M. Do you have any pending criminal charges or have you ever pled guilty, pled no contest, or been convicted of any criminal charges: Felony Misdemeanor No criminal charges Provide details for each offense: DATE CITY/COUNTY/STATE OFFENSE (PLEASE ALSO NOTE IF FELONY OR MISDEMEANOR) TIME SERVED DATE OF PAROLE OR PROBATION TERMINATION CONSENT AND DECLARATION The Insured consents to this application, and each signer has read the application and all statements and answers that pertain to them, and declares that the statements and answers are correctly recorded, complete and true to the best of their knowledge and belief. Answers and statements brought to the attention of the agent, medical examiner, or paramedical examiner are not considered information brought to the attention of the Company unless stated in the application. Statements and answers in this application are representations and not warranties. It is agreed that: 1. If the premium is not paid when the application is signed, no insurance will be in effect. The insurance will take effect at the time the policy is delivered and the premium is paid, if: the Insured is living at the time; and the answers and statements in the application are then true to the best of the Insured’s knowledge and belief. 2. If the premium is paid when the application is taken, no insurance will be in effect except as provided in the Conditional Life Insurance Agreement or by the automatic term insurance provided when exercising the Additional Purchase Benefit. 3. If the policy is issued in an extra premium class, acceptance of the policy will amend it so that extended term insurance can be in force only if (a) the Company gives its consent or (b) the loan value is not large enough to grant a premium loan. If a premium is not paid within the grace period and, due to operation of the foregoing amendment of the policy, extended term insurance cannot be in force, paid-up insurance will be selected. (Not applicable for Universal Life.) 4. No agent is authorized to make or alter contracts or to waive any of the Company’s rights or requirements. ICC17 90-1 LI (0119) eF NB-600-6

LIFE APPLICATION (Page 7 of 7) AUTHORIZATION I authorize The Northwestern Mutual Life Insurance Company, its agents, employees, reinsurers, insurance support organizations and their representatives to obtain information about me to evaluate this application, to verify information in this application, and for other purposes as allowed by law. This information will include: (a) age; (b) medical history, condition and care; (c) physical and mental health; (d) occupation; (e) income and financial history; (f) foreign travel; (g) avocations; (h) driving record; (i) other personal characteristics; and (j) other insurance. This authorization extends to information on the use of alcohol, drugs and tobacco; the diagnosis or treatment of HIV (AIDS virus) infection and sexually transmitted diseases; and the diagnosis and treatment of mental illness. During the time this authorization is valid it extends to information required to determine eligibility for benefits under any policy issued as a result of this application. I authorize any person, including any physician, health care professional, hospital, clinic, medical facility, government agency including the Veterans and Social Security Administrations, the MIB, Inc., employer, business associates, consumer reporting agency, banker, accountant, tax preparer, or other insurance company, to release information about me to The Northwestern Mutual Life Insurance Company or its representatives on receipt of this authorization. The Northwestern Mutual Life Insurance Company or its representatives may release this information about me to translators, to reinsurers, to the MIB, Inc., or to another insurance company to whom I have applied or to who a claim has been made. No other release may be made except as allowed by law or as I further authorize. I have received a copy of the MIB, Inc. and Fair Credit Reporting Act notices. I authorize The Northwestern Mutual Life Insurance Company to obtain an investigative consumer report on me. I request to be interviewed if an investigative consumer report is done. This authorization is valid for 24 months from the date it is signed or for the time limit, if any, permitted by applicable law in the state where the policy is delivered or issued for delivery, whichever period is shorter. A copy of this authorization is as valid as the original and will be provided on request. ILLUSTRATION CERTIFICATION The undersigned Applicant and Agent acknowledge that no illustration conforming to the policy applied for was available for the Applicant to review and sign. The Applicant understands that an illustration conforming to the policy exactly as issued will be provided to the Policyowner, by the Company or Agent, no later than at the time the policy is delivered. TAXPAYER IDENTIFICATION NUMBER (TIN) CERTIFICATION Under penalties of perjury, the Owner (and/or payee) certifies that: the number shown on this form is the Owner’s correct taxpayer identification number (or is waiting for a number to be issued), and (1) the Owner is not subject to backup withholding because: (a) the Owner is exempt from backup withholding, or (b) the Owner has not been notified by the Internal Revenue Service (IRS) that they are subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified the Owner that they are no longer subject to backup withholding, and (2) (3) the Owner is a U.S. person, which includes: a U.S. citizen or U.S. resident alien; a partnership, corporation, company, or association created or organized in the United States or under the laws of the United States; an estate (other than a foreign estate); or a domestic trust (as defined in 26 CFR § 301.7701-7), and (4) the Owner is exempt from FATCA reporting because the Owner is not a foreign entity. Check this box if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. Item 2 does not apply if this box is checked. SIGNATURE(S) The signatures below apply to the application, the Application Supplement, Consent and Declaration, Authorization, Illustration Certification (if checked), and the Taxpayer Identification Number Certification. The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. DATE signed by APPLICANT (MM/DD/YYYY) Signature of OWNER (If other than Insured/Applicant) Signature of INSURED (If other than Applicant.) If Insured is under age 18, a Parent or Guardian signature is required. Signature of APPLICANT STATE where APPLICANT signed Signature of LICENSED AGENT Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law. ICC17 90-1 LI (0119) eF NB-600-7